SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C.  20549







                             FORM 8-K


                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): August 14, 1995



                   FLORIDA GAMING CORPORATION
        (Exact name of registrant as specified in charter)



   Delaware                0-9099              59-1670533
(State or other          (Commission           (IRS Employer
jurisdiction of          File Number)          Identification
 incorporation)                                     No.)


1750 South Kings Highway
Fort Pierce, Florida                                   34945-3099
(Address of principal executive offices)               (Zip code)



Registrant's telephone number, including area code: (407) 464-7500



                 (Former name or former address,
                  if changed since last report.)








             INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.   Other Events.

     As reported in the press release issued August 17, 1995
(attached as Exhibit 99.1), Florida Gaming Corporation (the "Registrant") announced that it had entered into an agreement in principle (the "Agreement"), dated August 11, 1995, with
EagleVisions Gaming Group of the Americas, Inc. ("EagleVisions") and Leonard L. Prescott, Bernard H. Lange, Peter A. Riverso, and
F. William Johnson (the "Shareholders"), to acquire 100% of the stock of EagleVisions. Under the Agreement, the Registrant will exchange 100,000 shares of its common stock for 100% of the outstanding shares of EagleVisions. The shareholders may also receive up to 50,000 shares of the Registrant's common stock upon the signing and approval of certain management contracts with Native American tribes.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial statements of business acquired.

          Not applicable.

     (b)  Pro Forma Financial Information.

          Not applicable.

     (c)  Exhibits.

          Exhibit 10.1 -- Agreement in Principle dated August 11,
          1995, among Florida Gaming Corporation, EagleVisions
          Gaming Group of the Americas, Inc.

          Exhibit 99.1 -- Press Release dated August 17, 1995.


                                SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         FLORIDA GAMING CORPORATION



                        By /s/ Timothy L. Hensley
                          Timothy L. Hensley
                          Executive Vice President, Treasurer
                          and Chief Financial Officer


                          Date: August 18, 1995